UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2008
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO	31-1073048
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Explanatory Note
     The following disclosure amends and modifies the disclosure included under the heading “Expense Relating to Recent Accounting Change” pursuant to Item 8.01 of the Current Report on Form 8-K filed by Croghan Bancshares, Inc. on March 21, 2008.
Item 8.01 Other Events.
     On March 21, 2008, Croghan Bancshares, Inc. (“Croghan”) filed a Form 8-K that reported, among other matters, that Croghan expected its pre-tax earnings for the quarter ending March 31, 2008 would be reduced by between $250,000 to $300,000 as a result of the adoption of EITF 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsed Split-Dollar Life Insurance Arrangements (EITF 06-4). Upon further analysis and review of more current information, Croghan has determined that the adoption of EITF 06-4 will have no impact on pre-tax earnings for the quarter ended March 31, 2008. Instead, the adoption of EITF 06-4 will be recognized as a cumulative effect of a change in accounting principle, which will result in a charge (decrease) to Croghan’s shareholders’ equity of $149,000. This amount represents the additional liability ($226,000) required to be provided under EITF 06-4 on January 1, 2008 relating to the Supplemental Death Benefit Agreements with Croghan’s executive officers, net of deferred income taxes ($77,000).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.

Date: April 25, 2008	By:	/s/ Kendall W. Rieman Kendall W. Rieman, Treasurer